TLCVision Corporation to Announce Fourth Quarter and Full-Year 2008 Financial Results March 31, 2009

ST. LOUIS, MO -- (Marketwire - March 12, 2009) - TLCVision Corporation (NASDAQ: TLCV) (TSX: TLC), North America's premier eye care services company, will release financial results for its fourth quarter and full-year ended December 31, 2008 on Tuesday, March 31, 2009.

The company will host a conference call and live web cast with investors and analysts on Tuesday, March 31, 2009 at 9:00 a.m. (EDT). To access, please dial 877-874-1586 or 719-325-4748 (international callers) and enter the pass code 4046513 . The call will be broadcast live on the company's web site at www.tlcv.com under the "Webcasts" link in the Investor Relations section.

A replay of the conference call will be available until April 14, 2009. To access the replay, dial 888-203-1112 or 719-457-0820 (international callers) and enter the pass code: 4046513. The call will also be archived on the company's web site at www.tlcv.com under the "Webcasts" link in the Investor Relations section.

About TLCVision

TLCVision is North America's premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers' management, technology access service models, extensive optometric relationships, direct to consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers' website at www.lasik.com. More information about TLCVision can be found on the Company's website at www.tlcv.com.

Contact:
James J. Hyland, VP Investor Relations
(636) 534-2369
Email: investor.relations@tlcvision.com